     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1997
                                                     REGISTRATION NO. 333-30353
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-4
                               (AMENDMENT NO. 1)
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                        THE BROOKLYN UNION GAS COMPANY
       NEW YORK                      4939                   11-10584613
   (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
   JURISDICTION OF        CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
   INCORPORATION OR
    ORGANIZATION)

                        THE BROOKLYN UNION GAS COMPANY
                             ONE METROTECH CENTER
                         BROOKLYN, NEW YORK 11201-3850
                                (718) 403-2000

                         LONG ISLAND LIGHTING COMPANY
       NEW YORK                      4939                    11-1019782
   (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
   JURISDICTION OF        CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
   INCORPORATION OR
    ORGANIZATION)


                         LONG ISLAND LIGHTING COMPANY
                          175 EAST OLD COUNTRY ROAD
                             HICKSVILLE, NEW YORK
                                    11801
                                (516) 933-4590

                          KEYSPAN ENERGY CORPORATION
       NEW YORK                      4939                    11-3344628
   (STATE OR OTHER
   JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
   INCORPORATION OR         CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
    ORGANIZATION)

                      C/O THE BROOKLYN UNION GAS COMPANY
                             ONE METROTECH CENTER
                         BROOKLYN, NEW YORK 11201-5850
                                (718) 403-2000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

          ANTHONY NOZZOLILLO                     VINCENT D. ENRIGHT
     LONG ISLAND LIGHTING COMPANY          THE BROOKLYN UNION GAS COMPANY
      175 EAST OLD COUNTRY ROAD              KEYSPAN ENERGY CORPORATION
      HICKSVILLE, NEW YORK 11801                ONE METROTECH CENTER
            (516) 545-5017                  BROOKLYN, NEW YORK 11201-3850
                                                   (718) 403-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ---------------
                       COPIES OF ALL CORRESPONDENCE TO:
      THOMAS E. CONSTANCE, ESQ.                 SETH A. KAPLAN, ESQ.
  KRAMER, LEVIN, NAFTALIS & FRANKEL        WACHTELL, LIPTON, ROSEN & KATZ
           919 THIRD AVENUE                      51 WEST 52ND STREET
       NEW YORK, NEW YORK 10022               NEW YORK, NEW YORK 10019
            (212) 715-9100                         (212) 403-1000
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective and the effective time of the proposed binding share exchanges, with respect to the shares of BL Holding Corp., as described in the Amended and Restated Agreement and Plan of Exchange and Merger dated as of June 26, 1997, attached as Annex A to the Joint Proxy Statement/Prospectus, forming part of this Registration Statement.
  IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE
WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                           PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM        MAXIMUM      AMOUNT OF
    SECURITIES TO BE          TO BE     OFFERING PRICE   AGGREGATE    REGISTRATION
       REGISTERED         REGISTERED(1)  PER UNIT(1)   OFFERING PRICE    FEE(2)
----------------------------------------------------------------------------------
 BL Common Stock, par
  value $0.01 per
  share................    173,048,739      $25.82     $4,468,118,441  $1,353,975
 BL Series AA Preferred
  Stock,
  par value $25 per
  share................    14,520,000       $26.13      $379,407,600    $114,172

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 ("Rule 457") promulgated under the Securities Act of 1933, as amended, based upon the number of shares of common stock of The Brooklyn Union Gas Company issued and outstanding, and issuable under options outstanding, as of June 23, 1997, the number of shares of common stock of Long Island Lighting Company issued and outstanding as of June 23, 1997 and the average of the high and low sales prices of such common stock on June 23, 1997.
(2) $394,914 and $553,441 of the Registration Fee has been paid in connection with the filing by The Brooklyn Union Gas Company and Long Island Lighting Company of their joint Preliminary Proxy Materials on Schedule 14A on February 7, 1997 and May 23, 1997, respectively.
                                ---------------
  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  (a) Indemnification. Pursuant to Article VIII, Article Tenth and Article 6, respectively, of Brooklyn Union's, LILCO's and KeySpan's respective amended and restated certificate of incorporation, no director of the respective companies shall have personal liability to the respective companies or its shareholders for damages for any breach of duty in such capacity, except for the liability of any director for acts or omissions in bad faith or involving intentional misconduct or a knowing violation of law, or if such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled, or if such director's act violated Section 719 of the New York Business Corporation Law. Any amendment or repeal of such Article VIII, Article Tenth and Article 6 may not apply to or have any effect on the liability or alleged liability of any director of the respective companies for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

 Section 1 of Article VII of Brooklyn Union's by-laws, Section 1 of Article
IV of LILCO's by-laws and Section 1 of Article VII of KeySpan's by-laws each provides that the respective companies shall indemnify except to the extent expressly prohibited by law any person made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the respective companies or serves or served at the request of the respective companies with any other enterprise as director or officer; expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the respective companies promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the respective companies. No amendment of these by-law provisions shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

  (b) Insurance. The respective companies (with respect to indemnification liability) and their respective directors and officers (in their capacities as such) are insured against liability for wrongful acts (to the extent defined) under insurance policies.

ITEM 21. EXHIBITS

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                          EXHIBIT                               PAGE
 -------                         -------                           ------------
  2(a)   --Amended and Restated Agreement and Plan of Exchange
          and Merger, dated as of June 26, 1997, by and between
          The Brooklyn Union Gas Company and Long Island
          Lighting Company (Attached as Annex A to the Joint
          Proxy Statement/Prospectus, which forms a part of this
          Registration Statement).
  2(b)   --Amended and Restated LILCO Stock Option Agreement,
          dated as of June 26, 1997, by and between The Brooklyn
          Union Gas Company and Long Island Lighting Company
          (Attached as Annex B to the Joint Proxy
          Statement/Prospectus, which forms a part of this
          Registration Statement).
  2(c)   --Amended and Restated Brooklyn Union Stock Option
          Agreement, dated as of June 26, 1997, by and between
          Long Island Lighting Company and The Brooklyn Union
          Gas Company (Attached as Annex C to the Joint Proxy
          Statement/Prospectus, which forms a part of this
          Registration Statement).
  2(d)   --Agreement and Plan of Merger, dated as of June 26,
          1997, by and among BUGLILCO Holding Corp., Long Island
          Lighting Company, Long Island Power Authority and LIPA
          Acquisition Corp. (Attached as Annex D to the Joint
          Proxy Statement/Prospectus, which forms a part of this
          Registration Statement).
  3(a)   --Form of Certificate of Incorporation of The Holding
          Company (attached as Annex G to the Joint Proxy
          Statement/Prospectus, which forms a part of this
          Registration Statement).
  3(b)   --Form of Bylaws of The Holding Company (attached as
          Annex H to the Joint Proxy Statement/Prospectus, which
          forms a part of this Registration Statement).
  5      --Opinion of Kramer, Levin, Naftalis & Frankel
  8(a)   --Tax Opinion of Hunton & Williams
  8(b)   --Tax Opinion of Wachtell, Lipton, Rosen & Katz
 15      --Letter of Arthur Andersen LLP re unaudited interim
                  financial information.
 23(a)   --Consent of Arthur Andersen LLP
 23(b)   --Consent of Ernst & Young LLP
 23(c)   --Consent of Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
 23(d)   --Consent of Dillon, Read & Co. Inc.
 23(e)   --Consent of Kramer, Levin, Naftalis & Frankel
                  (included in Exhibit 5(a))
 23(f)   --Consent of Hunton & Williams (included in Exhibit
                  8(a))
 23(g)   --Consent of Wachtell, Lipton, Rosen & Katz (included
                  in Exhibit 8(b))
 24(a)   --Power of Attorney for the Brooklyn Union Gas Company
          (contained on signature page)
 24(b)   --Power of Attorney for Long Island Company
 99(a)   --Proxy Card for Brooklyn Union
 99(b)   --Proxy Card for Long Island Lighting Company

ITEM 22. UNDERTAKINGS

  The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The undersigned undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of July, 1997.

                                          THE BROOKLYN UNION GAS COMPANY

                                                 /s/ Robert B. Catell
                                          By___________________________________
                                           Name: Robert B. Catell
                                               Title: Chairman and Chief
                                                   Executive Officer

  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Robert B. Catell and Vincent D. Enright, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 1, 1997 in the capacities indicated below.

SIGNATURE                                 TITLE                   DATE



         /s/ Robert B. Catell             Chairman of the         July 1, 1997
_____________________________________     Board, Chief
           Robert B. Catell               Executive Officer
                                          and Director
                                          (Principal Executive
                                          Officer)


        /s/ Vincent D. Enright            Senior Vice             July 1, 1997
_____________________________________     President and Chief
          Vincent D. Enright              Financial Officer
                                          (Principal Financial
                                          Officer)


        /s/ Richard M. Desmond            Vice President,         July 1, 1997
_____________________________________     Comptroller and
          Richard M. Desmond              Chief Accounting
                                          Officer (Principal
                                          Accounting Officer)


         /s/ Craig G. Matthews            President, Chief        July 1, 1997
_____________________________________     Operating Officer
           Craig G. Matthews              and Director

SIGNATURE                                 TITLE                   DATE



        /s/ Kenneth I. Chenault           Director                July 1, 1997
_____________________________________
          Kenneth I. Chenault



       /s/ Andrea S. Christensen          Director                July 1, 1997
_____________________________________
         Andrea S. Christensen



         /s/ Donald H. Elliott            Director                July 1, 1997
_____________________________________
           Donald H. Elliott



          /s/ Alan H. Fishman             Director                July 1, 1997
_____________________________________
            Alan H. Fishman



         /s/ James L. Larocca             Director                July 1, 1997
_____________________________________
           James L. Larocca



         /s/ Edward D. Miller             Director                July 1, 1997
_____________________________________
           Edward D. Miller



         /s/ James Q. Riordan             Director                July 1, 1997
_____________________________________
           James Q. Riordan



           /s/ Charles Uribe              Director                July 1, 1997
_____________________________________
             Charles Uribe

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN HICKSVILLE, IN THE TOWN OF OYSTER BAY AND THE STATE OF NEW YORK, ON THE 1ST DAY OF JULY, 1997.

                                          LONG ISLAND LIGHTING COMPANY

                                                   Anthony Nozzolillo+
                                          By __________________________________
                                                   ANTHONY NOZZOLILLO
                                                 (SENIOR VICE PRESIDENT,
                                                CHIEF FINANCIAL OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


             SIGNATURES                         TITLE                DATE

       William J. Catacosinos           Principal Executive
-------------------------------------    Officer and
*WILLIAM J. CATACOSINOS (CHAIRMAN OF     Director
    THE BOARD AND CHIEF EXECUTIVE
              OFFICER)

         Anthony Nozzolillo+            Principal Financial
-------------------------------------    Officer
   ANTHONY NOZZOLILLO (SENIOR VICE
 PRESIDENT, CHIEF FINANCIAL OFFICER)

        /s/ Joseph E. Fontana           Principal Accounting
-------------------------------------    Officer
  JOSEPH E. FONTANA (VICE PRESIDENT
           AND CONTROLLER)

A. James Barnes*, George
Bugliarello*, Renso L. Caporali*,
Peter O. Crisp*, Vicki L. Fuller*,
James T. Flynn*, Katherine D.                                    July 1, 1997
Ortega*, Basil A. Paterson*, Richard
L. Schmalensee*, George J.,
Sideris*, John H. Talmage*,

                                        *Directors

         Anthony Nozzolillo+
By __________________________________
 *ANTHONY NOZZOLILLO (ATTORNEY- IN-
    FACT FOR EACH OF THE PERSONS
             INDICATED)

       /s/ Anthony Nozzolillo
-------------------------------------
 + ANTHONY NOZZOLILLO (ON BEHALF OF
 THE ISSUER, INDIVIDUALLY, AND AS AN
 OFFICER AND AS ATTORNEY-IN-FACT FOR
   EACH OF THE PERSONS INDICATED)

                               ----------------

  ORIGINAL POWERS OF ATTORNEY, AUTHORIZING KATHLEEN A. MARION AND ANTHONY NOZZOLILLO AND EACH OF THEM, TO SIGN THE REGISTRATION STATEMENT AND ANY AMENDMENTS THERETO, AS ATTORNEY-IN-FACT FOR THE DIRECTORS AND OFFICERS OF THE COMPANY, AND A CERTIFIED COPY OF THE RESOLUTION OF THE BOARD OF DIRECTORS OF THE COMPANY AUTHORIZING SAID PERSONS AND EACH OF THEM TO SIGN THE REGISTRATION STATEMENT AND AMENDMENTS THERETO AS ATTORNEY-IN-FACT FOR ANY OFFICERS SIGNING ON BEHALF OF THE COMPANY, ARE BEING FILED OR WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of July, 1997.

                                          KEYSPAN ENERGY CORPORATION

                                                  /s/ Robert B. Catell
                                          By: _________________________________
                                                    Robert B. Catell
                                                 Chairman, President and
                                                 Chief Executive Officer

  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Robert B. Catell, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 1, 1997 in the capacities indicated below.

                    SIGNATURE                           TITLE

              /s/ Robert B. Catell                Chairman, President,
      -------------------------------------        Chief Executive
                ROBERT B. CATELL                   Officer and
                                                   Director (Principal
                                                   Executive Officer)

             /s/ Vincent D. Enright               Senior Vice
      -------------------------------------        President, Chief
               VINCENT D. ENRIGHT                  Financial Officer
                                                   and Chief
                                                   Accounting Officer

                               INDEX TO EXHIBITS

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                          EXHIBIT                               PAGE
 -------                         -------                           ------------
  2(a)   --Amended and Restated Agreement and Plan of Exchange
          and Merger, dated as of June 26, 1997, by and between
          The Brooklyn Union Gas Company and Long Island
          Lighting Company (Attached as Annex A to the Joint
          Proxy Statement/Prospectus, which forms a part of this
          Registration Statement).
  2(b)   --Amended and Restated LILCO Stock Option Agreement,
          dated as of June 26, 1997, by and between The Brooklyn
          Union Gas Company and Long Island Lighting Company
          (Attached as Annex B to the Joint Proxy
          Statement/Prospectus, which forms a part of this
          Registration Statement).
  2(c)   --Amended and Restated Brooklyn Union Stock Option
          Agreement, dated as of June 26, 1997, by and between
          Long Island Lighting Company and The Brooklyn Union
          Gas Company (Attached as Annex C to the Joint Proxy
          Statement/Prospectus, which forms a part of this
          Registration Statement).
  2(d)   --Agreement and Plan of Merger, dated as of June 26,
          1997, by and among BUGLILCO Holding Corp., Long Island
          Lighting Company, Long Island Power Authority and LIPA
          Acquisition Corp (Attached as Annex D to the Joint
          Proxy Statement/Prospectus, which forms a part of this
          Registration Statement).
  3(a)   --Form of Certificate of Incorporation of The Holding
          Company (attached as Annex G to the Joint Proxy
          Statement/Prospectus, which forms a part of this
          Registration Statement).
  3(b)   --Form of Bylaws of The Holding Company (attached as
          Annex H to the Joint Proxy Statement/Prospectus, which
          forms a part of this Registration Statement).
  5      --Opinion of Kramer, Levin, Naftalis & Frankel
  8(a)   --Tax Opinion of Hunton & Williams
  8(b)   --Tax Opinion of Wachtell, Lipton, Rosen & Katz
 15      --Letter of Arthur Andersen LLP re unaudited interim
                  financial information.
 23(a)   --Consent of Arthur Andersen LLP
 23(b)   --Consent of Ernst & Young LLP
 23(c)   --Consent of Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
 23(d)   --Consent of Dillon, Read & Co. Inc.
 23(e)   --Consent of Kramer, Levin, Naftalis & Frankel
                  (included in Exhibit 5(a))
 23(f)   --Consent of Hunton & Williams (included in Exhibit
                  8(a))
 23(g)   --Consent of Wachtell, Lipton, Rosen & Katz (included
                  in Exhibit 8(b))
 24(a)   --Power of Attorney for The Brooklyn Union Gas Company
          (contained on signature page)
 24(b)   --Powers of Attorney for Long Island Lighting Company
 99(a)   --Proxy Card for Brooklyn Union
 99(b)   --Proxy Card for Long Island Lighting Company